THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK RETURN OF PURCHASE PAYMENT DEATH BENEFIT RIDER

Notwithstanding any provision in the Contract to the contrary, this Rider is a part of the Contract to which it is attached. Should any provision in this Rider conflict with the Contract, the provisions of this Rider will prevail. The manner in which benefits and values are described in the Contract is not modified by this Rider unless indicated herein.

Capitalized terms within this Rider that are not defined in this Rider are defined or otherwise described in the Contract to which this Rider is attached, including any endorsements or other riders attached to such Contract.

This Rider replaces the “AMOUNT OF DEATH BENEFIT” and “SPOUSAL BENEFICIARY CONTINUATION” provisions under the “DEATH BENEFIT PROVISIONS” section in the Contract.

TABLE OF CONTENTS

SECTIONS	PAGE(S)

Rider Data Page	[2]f1

Rider Definitions	[3]f1

Withdrawal Adjustments	[3]f1

Amount of Return of Purchase Payment Death Benefit	[4]f1

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RIDER DATA PAGE

MAXIMUM ISSUE AGE:	[85] f2

PURCHASE PAYMENT AGE LIMIT:	The earlier of Age [85] f3 or the Age applicable to any Purchase Payment restrictions and/or limits shown in any endorsements and/or riders attached to the Contract.

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DEFINITIONS

WITHDRAWAL ADJUSTMENTS

Withdrawal Adjustments is the term used to calculate how the Amount of Return of Purchase Payment Death Benefit will be adjusted for withdrawals depending on the amount of each withdrawal when a Guaranteed Lifetime Income Rider is elected and has not been terminated.

WITHDRAWAL ADJUSTMENTS

If You elected the Guaranteed Lifetime Income Rider and have not terminated that Rider under this Contract, the Amount of Return of Purchase Payment Death Benefit will be adjusted for withdrawals as follows:

Withdrawals Taken Prior to the Activation Date

Any Withdrawal taken prior to the Activation Date reduces the death benefit proportionately by the percentage by which each Withdrawal reduced the Contract Value.

Lifetime Income Withdrawals Taken On and After the Activation Date

If cumulative Lifetime Income withdrawals taken in a Contract Year are less than or equal to the Guaranteed Lifetime Income Amount, the death benefit will be reduced by the amount of each Lifetime Income withdrawal.

If cumulative Lifetime Income withdrawals taken in a Contract Year are greater than the Guaranteed Lifetime Income Amount, the death benefit and Contract Value are first reduced by the portion of the Withdrawal that is equal to the Guaranteed Lifetime Income Amount. The resulting death benefit is then further reduced for the amount that is in excess of the Guaranteed Lifetime Income Amount (Excess Withdrawal). The Excess Withdrawal reduces the resulting death benefit proportionately by the percentage by which that Excess Withdrawal reduced the resulting Contract Value.

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AMOUNT OF RETURN OF PURCHASE PAYMENT DEATH BENEFIT

Upon Your death, We will pay a death benefit to the Beneficiary upon Our receipt of all Required Documentation. The death benefit calculation is different depending on whether the Guaranteed Lifetime Income Rider has been elected and if the Rider has or has not been terminated.

No Election of Guaranteed Lifetime Income Rider

If You did not elect a Guaranteed Lifetime Income Rider, upon Our receipt of all Required Documentation, We will calculate the death benefit as the greater of:

1.	The Contract Value as of the Business Day during which We receive all Required Documentation; or

The sum of all Purchase Payment(s) received, which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, reduced proportionately for each withdrawal by the percentage by which each such withdrawal reduced the Contract Value.

Election of Guaranteed Lifetime Income Rider

If You elected the Guaranteed Lifetime Income Rider, upon Our receipt of all Required Documentation, We will calculate the death benefit as the greater of:

1.	The Contract Value as of the Business Day during which We receive all Required Documentation; or

2.	Purchase Payment(s) received, which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE, reduced by (a) or (b), where:

(a)	is any Withdrawal Adjustments if the Guaranteed Lifetime Income Rider has not been terminated; or

(b)

is any Withdrawal Adjustments for withdrawals taken prior to the date the Guaranteed Lifetime Income Rider is terminated; if that Rider is terminated and Withdrawals are taken on or after the termination date, further proportionate reductions apply for each Withdrawal by the percentage by which each such Withdrawal reduced the Contract Value.

SPOUSAL BENEFICIARY CONTINUATION

If eligible, the Spousal Beneficiary may elect to continue the Contract. On the Continuation Date, We will contribute to the Contract Value an amount by which the death benefit that would have been paid to the Spousal Beneficiary exceeds the Contract Value, if any, as of the Business Day during which We receive all Required Documentation.

Any amount We contribute to Contract Value as described above is not considered a Purchase Payment.

If the Spousal Beneficiary continues the Contract to which this Rider is attached, no death benefit is paid out to the Spousal Beneficiary on the Continuation Date.

If the Spousal Beneficiary continues the Contract, the death benefit calculation is different depending on whether the Guaranteed Lifetime Income Rider was elected and continued by the Spousal Beneficiary and if the Rider has or has not been terminated. Upon the Spousal Beneficiary’s death, We will pay a death benefit to the Beneficiary upon Our receipt of all Required Documentation.

No Election or Continuation of Guaranteed Lifetime Income Rider

If the Owner did not elect the Guaranteed Lifetime Income Rider, or the Spousal Beneficiary chose not to continue the Guaranteed Lifetime Income Rider, We will calculate the death benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE; and reduced proportionately for any Withdrawals taken after the Continuation Date by the percentage by which each such Withdrawal reduced the Contract Value.

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If the Spousal Beneficiary was Age 86 or older on the Continuation Date, the Amount of Death Benefit is the Contract Value on the Business Day during which We receive all Required Documentation.

Continuation of Guaranteed Lifetime Income Rider

If the Owner elected the Guaranteed Lifetime Income Rider and the Spousal Beneficiary chose to continue the Guaranteed Lifetime Income Rider, We will calculate the death benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date which are subject to the Purchase Payment Age Limit shown on the RIDER DATA PAGE; and reduced by (a) or (b), where:

(a)	is any Withdrawal Adjustments for withdrawals taken after the Continuation Date if the Guaranteed Lifetime Income Rider has not been terminated; or

(b)

is any Withdrawal Adjustments for withdrawals taken after the Continuation Date and prior to the date the Guaranteed Lifetime Income Rider is terminated; if that Rider is terminated and Withdrawals are taken on or after the termination date, further proportionate reductions apply for each Withdrawal by the percentage by which each such Withdrawal reduced the Contract Value.

If the Spousal Beneficiary was Age 86 or older on the Continuation Date, the Amount of Death Benefit is the Contract Value on the Business Day during which We receive all Required Documentation.

PERIODIC REPORTS

At least once during each Contract Year, We will send You a statement that contains information such as, the value of this death benefit.

TERMINATION OF THIS RIDER

This Rider will remain in effect until the earlier of:

1.	Termination of the Contract in accordance with the provisions of the Contract;

2.	After the remaining Contract Value is reduced to zero;

3.	Upon Annuitization; or

4.	Payment of a death benefit.

Signed for the Company to be effective on the Contract Date.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

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